Exhibit 10.10

LEASE

1.             PARTIES.

This Lease, dated as of the 11th  day of  March, 2010, is entered into between Aweida Properties, Inc., a Colorado Corporation, as landlord (“Landlord”), whose address is 500 Discovery Parkway, Suite 300, Superior, Colorado 80027, and N30 Pharmaceuticals, LLC, a Delaware Limited Liability Company, as tenant (“Tenant”), whose address is 3122 Sterling Circle, Suite 200, Boulder, Colorado 80301.

2.             PREMISES.

Landlord leases to Tenant and Tenant leases from Landlord the second floor of the building (the “Building”) situated on that certain real property located at 3122 Sterling Circle, Boulder, CO 80301 described as lot 12A, block 1, Valmont Industrial Park, Boulder Colorado (the “Premises”) comprising approximately 14,138 square feet of space (as shown on Exhibit A attached hereto) not including common areas of the first floor comprising approximately 2,495 square feet of space (as shown on Exhibit B attached hereto) of which 32% or 798 square feet are allocable to Tenant for purposes of determining Base Rent pursuant to Section 6(a) hereof.

3.             COMMENCEMENT DATE AND ACCEPTANCE OF PREMISES.

(a)           Commencement Date.  The “Commencement Date” of this Lease shall be April 1, 2010.

(b)           Acceptance of Premises.  Tenant shall accept the Premises, on the Commencement Date, in “as is” condition.  Tenant relied upon its own examination and knowledge of the Premises in entering into this lease.  Neither Landlord nor Landlord’s agents have made any representations, warranties or promises with respect to the physical condition of the Building, the land upon which it is erected, or the Premises, or any other matter or thing affecting or related to the Premises except as herein expressly set forth.

4.             TERM.

(a)           Lease Term.  This Lease shall have a term of five (5) years (“Primary Lease Term”), commencing on the Commencement Date.  After the expiration of the Primary Lease Term, this Lease shall continue from month to month on the same terms and conditions as herein provided, unless and until either Landlord or Tenant terminates this Lease by giving the other at least thirty (30) days written notice.

(b)           Early Termination Option.   Tenant shall have an option to terminate this Lease prior to the expiration of the Primary Lease Term at any time after April 30, 2012.  Tenant shall provide written notice to Landlord of its intention to exercise such early termination option at least 60 days prior to the requested termination date and, with the written notice, Tenant shall pay a termination fee representing liquidated damages to the Landlord of Fifty Thousand U.S. Dollars ($50,000).

(c)           Option to Renew.  The Tenant is hereby given an option to renew the term of this Lease for a period of five years after the expiration of the Primary Lease Term hereof (said renewal period being hereinafter sometimes referred to as the “Renewal Period”) provided that this Lease shall be in full force and effect immediately prior to the date of the commencement of such Renewal Period. If the Tenant desires to exercise the option herein given to renew the Lease for the Renewal Period, it shall give the Landlord written notice of its intention to do so on or before five (5) months prior to the expiration of the Primary Lease Term. The Base Rent for the renewal period shall be at 90% of the then prevailing market rate; provided, however, in no event shall the Base Rent be less than $10.50 per square foot. All other terms, covenants and conditions of this Lease shall continue in effect for the Renewal Period including 3% annual increases of the Base Rent, except that there shall be no further renewal options after the Renewal Period and except that there shall be no early termination option during the Renewal Period  In the event of any dispute as to the then prevailing market rate, Landlord and Tenant agree to each submit a letter indicating the prevailing market rate from a commercial real estate broker of their respective choosing with not less than ten years of experience in the Boulder marketplace.  These two prevailing market rates shall be averaged to determine the Base Rent for the Renewal Period.

5.             SECURITY DEPOSIT.

Tenant shall deposit with Landlord the sum of Ten Thousand U.S. Dollars ($10,000) on or before the Commencement Date.  Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease.  If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may apply any part of this security deposit to the payment of any sum in default, or for the payment of any amount which Landlord may spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of the security deposit is so applied, Tenant shall immediately deposit cash with Landlord to restore the security deposit to its original amount.  Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on the security deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following expiration of the Lease term and surrender of the Premises by Tenant.  In the event the Premises is sold, Landlord shall transfer the security deposit to the purchaser and Landlord shall be relieved of any further liability to Tenant regarding the security deposit.

6.             RENT.

Tenant shall pay to Landlord, without offset, deduction, notice, or demand, rent (“Rent”) for the Premises as follows:

(a)           Base Rent.  Commencing on the Commencement Date, Tenant shall pay to Landlord as base rent during the Primary Lease Term (“Base Rent”) an amount as follows:

Lease Months	Annual per square foot	Monthly Base Rent
Months 1 and 12	$0.00	$0.00
Months 2 -11	$10.00	$12,447.00
Months 13-24	$10.30	$12,820.00
Months 25-36	$10.61	$13,206.00
Months 37-48	$10.93	$13,604.00
Months 49-60	$11.26	$14,015.00

This Base Rent shall be payable in equal monthly installments in advance, on or before the first day of each and every calendar month during the term hereof.  Rent shall be paid to Landlord in lawful money of the United States of America at the address of Landlord set forth in Section 1 hereof, or such place as Landlord may from time to time designate in writing.

(b)           Additional Rent.  Tenant will pay Landlord as additional rent all other amounts other than Base Rent that this lease requires Tenant to pay (the “Additional Rent”) at the place where the Base Rent is payable.  Landlord will have the same remedies for a default in the payment of Additional Rent as it has for a default in the payment of Base Rent.  The estimated Additional Rent for 2010 is $6.63 annual per square foot.

(i)            Taxes and Insurance.  Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of the real estate taxes and insurance premiums on the Premises.  Real estate taxes shall include all real property taxes and assessments levied against the Premises by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on The Premises as a result of the use, ownership or operation of The Premises or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments; provided however, that in no event shall the term Taxes, as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes; such term shall, however, include gross taxes on rental and expenses incurred by Landlord for property tax consultants and in contesting the amount or validity of any such Taxes (all of the foregoing are collectively referred to herein as “Taxes”).  Insurance shall include fire, extended coverage, property damage, liability, and business interruption or rent loss, and any other insurance coverage on The Premises (all of the foregoing are collectively referred to herein as “Insurance”).  Any tax or insurance reimbursement for any partial lease year shall be apportioned on a per diem basis.  Tenant’s Pro Rata Share, for the purposes of this Lease, shall be a fraction, the numerator of which is the total square footage of the Premises plus Tenant’s allocation of the common areas (14,936) and the denominator of which is the total square footage of the Building (43,580) or 34.3%.

(ii)           Common Area Maintenance Expenses.  Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of the Common Area Maintenance Expenses.  “Common Area Maintenance Expenses” shall mean all expenses of any kind or nature which are necessary, ordinary or customarily incurred with respect to the operation, repair and maintenance of  the Building, and the lot on which the Building is situated, as determined in accordance with generally accepted accounting principles and shall include, but not be limited to, all sums expended in connection with Common Areas for all general operation and maintenance and repairs, resurfacing, or painting, restriping, cleaning and sweeping; maintenance and repair of sidewalks, curbs, sprinkler systems, planting and landscaping; water, lighting and other utilities; maintenance and repair of any fire protection systems, lighting systems, storm drainage systems, roof patching and any other utility systems; personnel to implement such services; personal property taxes and assessments on the improvements comprising said Common Areas; and governmental imposition or surcharge imposed against Landlord or assessed against the automobile parking area or any other portion of the Common Areas; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented).  In addition, Tenant shall pay a sum to Landlord for the accounting, bookkeeping and collection of the expenses in connection with said Common Areas in an amount equal to ten percent (10%) of Tenant’s pro rata share of the total of the aforementioned expenses for each calendar year.  The amount payable by Tenant for any repair that exceeds $10,000 shall be pro-rated over the useful life of the repair.  Tenant shall only be required to pay its pro-rata share of the cost divided by the useful life, as determined in accordance with generally accepted accounting principles, multiplied by the remaining lease term, including the Renewal Period if Tenant has exercised its option to renew the lease.  As an example, if a repair costs $20,000 and there are two years remaining on the lease term and the repair has a useful life of ten years, Tenants share would be calculated as follows:

Repair cost            $20,000

Useful life              10 years

Remaining term   2 years

$20,000/10 = $2,000 times 2 years = $4,000

Tenant’s share     $4,000 times 34.3% = $1,372

(c)           Payment of  Common Area Maintenance, Taxes and Insurance.  Tenant shall pay for Common Area Maintenance Expenses, Taxes and Insurance, as Additional Rent, in the following manner:

(i)            Beginning with the Commencement Date, but subject to adjustment as provided herein, Tenant shall pay to Landlord on the first day of each calendar month of the term of this Lease an amount estimated by Landlord to be the amount of such charges.  Landlord may adjust the estimated monthly charge at the end of any calendar year on the basis of Landlord’s experience and reasonably anticipated costs.

(ii)           Within one hundred twenty (120) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired (the “Statement”), certified as correct by an authorized representative of Landlord, showing the total of such charges and the payments actually paid by Tenant during such period.  If such charges exceed Tenant’s payments made, Tenant shall pay Landlord the deficiency within thirty (30) business days after receipt of such Statement.  If the estimated payments made exceed such charges, Landlord shall credit the excess against any amounts then owing or thereafter becoming due from Tenant to Landlord.  In any Lease Year which is not a full calendar year, a proportionate adjustment shall be made to such charges.

(iii)          Tenant shall have the right at its own expense and at a reasonable time (after written notice to Landlord) within sixty (60) days after receipt of the Statement to audit Landlord’s books relevant to the Common Area Maintenance Expenses, Taxes and Insurance due hereunder.  In the event Tenant does not audit Landlord’s books and deliver the results thereof to Landlord within said 60-day period, the terms and amounts set forth in the Statement from Landlord to Tenant shall be deemed conclusive and final and Tenant shall have no further right to adjustment.  In the event Tenant’s examination reveals that an error has been made in Landlord’s determination of such charges, and Landlord agrees with such determination, then the amount of such adjustment shall be payable by Landlord or Tenant, to the other party as the case may be in accordance with subparagraph (ii) hereof.  In the event Tenant’s examination reveals an error has been made in Landlord’s determination of  such charges, and Landlord disagrees with the results thereof, Landlord shall have thirty (30) days to obtain an audit from an accountant of its choice to determine the charges.  In the event Landlord’s accountant and Tenant’s accountants are unable to reconcile their audits, both accountants shall mutually agree upon a third accountant, whose determination of the charges shall be conclusive.  In the event the amount of error by Landlord is determined by said third accountant to be five percent (5%) or more, the reasonable costs of the third audit made pursuant to this subparagraph shall be paid by Landlord.  In the event the amount of error by Landlord is determined to be less than five percent (5%), the reasonable costs of the third audit made pursuant to this subparagraph shall be paid by Tenant.

(d)           Late Charge.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Additional Rent, or other sums due hereunder will cause Landlord to incur costs, the amount of which will be difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed encumbering the Premises.  Accordingly, if any installment of Base Rent, Additional Rent, or any other sum due from Tenant shall not be received by Landlord within five (5) business days after said amount is due, Tenant shall pay to Landlord on demand a late charge of five percent (5%) of such overdue amount, plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay such amount.  Any Rent or sums due from Tenant which are more than one (1) month delinquent shall bear interest at the rate of eighteen percent (18%) per annum (“Interest Rate”) from the due date.  Tenant shall pay on demand Twenty-five Dollars ($25.00) for any check returned for insufficient funds.  All such charges shall be deemed Additional Rent hereunder.

7.             PAYMENT OF UTILITIES.

Tenant shall pay all charges for gas, electricity and any other utilities used on or about the Premises by Tenant.

8.             PERSONAL PROPERTY TAXES.

Tenant shall pay any taxes upon Tenant’s leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Premises.  In the event any such personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord such taxes within ten (10) days after delivery to Tenant of a statement in writing setting forth the amount of such taxes applicable to Tenant’s personal property.

9.             INSURANCE.

Tenant shall procure and maintain at its own cost at all times during the term of this Lease and any extensions hereof, fire, hazard and extended coverage insurance on Tenant’s property and the contents of the Premises in an amount not less than full replacement value, plate glass insurance, comprehensive general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owner’s protective liability, host liquor legal liability and broad form property damage with the following limits of liability:  One Million Dollars ($1,000,000.00) each occurrence combined single limit for bodily injury, property damage and personal injury; One Million Dollars ($1,000,000.00) aggregate for bodily injury and property damage for products and completed operations.  All such insurance shall be procured from a responsible insurance company authorized to do business in Colorado, and shall be otherwise satisfactory to Landlord.  All such policies shall name Landlord as an additional insured, and shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord.  All insurance maintained by Tenant shall be primary to any insurance provided by Landlord.  Tenant shall provide certificate(s) of such insurance to Landlord upon commencement of the Lease term and at least thirty (30) days prior to each anniversary date thereof and upon request from time to time and such certificate(s) shall disclose that such insurance names Landlord as an additional insured, in addition to the other requirements set forth herein.

10.          SUBROGATION.

As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss or damage to property insured by fire, extended coverage, or any other property insurance policies existing for the benefit of the respective parties.  The foregoing waiver shall be in force only if both parties’ insurance policies contain a clause providing that such a waiver shall not invalidate the insurance and such policy can be obtained without additional premiums.

11.          TENANT MAINTENANCE, REPAIRS AND ALTERATIONS.

(a)           Maintenance and Repairs.  Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof including, but not limited to, interior surfaces of ceilings, walls and floors, all doors and windows, all interior plumbing pipes, electrical fixtures, furnishings and equipment and lighting systems in good condition and repair.  Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted.  Tenant shall not be responsible for any damage to windows or drywall resulting from a window seal cracking, popping or breaking.

(b)           Alterations.  Tenant shall not make any alterations, additions or improvements to the Premises, or change any plumbing or wiring, without the prior written consent of Landlord.

Plans and specifications for such work shall be submitted to Landlord in advance.  No fixtures shall be removed from the Premises.  Landlord shall have the right to approve Tenant’s contractors as well as the general manner and method in which such work is to be performed. Tenant shall provide Landlord with insurance certificates evidencing that all contractors and subcontractors have adequate workmen’s compensation insurance, and builder’s risk insurance satisfactory to Landlord.  Any such improvements, including wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord and shall be surrendered with the Premises.  Upon the request of Tenant, Landlord shall notify Tenant, at the time the improvement is made, if said improvement will be required to be removed upon the expiration of the term.  As of the commencement date, there are no existing improvements that will be required to be removed by the Tenant upon the expiration of the term.  Upon the expiration of the term hereof, Tenant shall, upon written demand by Landlord, at Tenant’s sole cost and expense, remove any alterations, additions or improvements made by Tenant, that were (i) previously designated for removal by Landlord at the time the improvement was made or (ii) designated to be removed at the end of the term, there having been no request by Tenant for a notification at the time the improvement was made; and Tenant shall, at its sole cost and expense, repair any damage to the Premises caused by such removal.  At least twenty (20) days prior to the commencement of any work on the Premises, Tenant shall notify Landlord of the names and addresses of the persons supplying labor and materials so that Landlord may give notice that it shall not be subject for any lien for Tenant’s work, in accordance with Colorado’s mechanics’ lien statutes.  Landlord shall have the right to keep posted on the Premises notice to such persons in accordance with such statute.  All additions, alterations, changes or improvements made to the Premises by Tenant shall be made in compliance with the Americans with Disabilites Act of 1990 and its implementing regulations, as amended or supplemented from time to time, and all similar applicable state and local laws, rules and regulations.

(c)           Mechanic’s Liens.  Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord’s interest in the Premises and Tenant will keep the same free and clear of all mechanics’ liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant.  Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys’ fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others.

(d)           Landlord’s Right to Perform Tenant’s Covenants.  Tenant covenants and agrees that if the Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, the Landlord may, but shall not be obligated to, without notice or demand and without waiving or releasing the Tenant from any obligation of the Tenant under this Lease, make such payment or perform such other act to the extent the Landlord may deem desirable and in connection therewith to pay expenses and employ counsel.  All sums so paid by the Landlord and all expenses in connection therewith shall be deemed Additonal Rent hereunder and be payable to the Landlord on demand and at the time of any installment of Base

Rent becoming due and the Landlord shall have the same rights and remedies for the non-payment thereof as in the case of default in the payment of Rent.

12.          USE.

(a)           Permitted Use.  Tenant shall use the Premises for offices and laboratories and shall not use or permit the Premises to be used for any other purpose, except as allowed by any and all applicable laws or zoning codes and approved in writing by Landlord, which approval shall not be unreasonably withheld.

(b)           Uses Prohibited.  Tenant shall not do anything which will increase the rate of any insurance on the building, or cause a cancellation of such insurance.  Tenant shall not use the Premises for any improper, immoral, unlawful or objectionable purpose.  Tenant shall not permit any nuisance about the Premises.  Tenant shall not commit any waste upon the Premises.

(c)           Compliance with Law.  Tenant shall comply with all laws, statutes, ordinances, and governmental rules, regulations or requirements now in force, or which may hereafter be in force, and with the requirement of any board of fire underwriters or other similar bodies now or hereafter constituted relating to the Premises.  Notwithstanding the foregoing, Landlord (and not Tenant) shall be obligated to comply with the foregoing to the extent such compliance (i) relates to any condition existing at the Premises as of the date hereof (unless the need for such compliance is due to alterations made by Tenant) or (ii) is not due to Tenant’s particular manner of use of the Premises.

13.          ERECTION AND REMOVAL OF SIGNS.

Tenant may place a suitable sign on the Premises for the purpose of indicating the nature of the business carried on by the Tenant, provided, however, that such sign shall be lawful under appropriate sign codes or laws and shall be in keeping with other signs in the district where the Premises are located, and provided further that the location of such signs shall be approved by the Landlord prior to their erection and shall not damage the Premises in any manner.

14.          INDEMNITY.

Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use of the Premises, the conduct of its business or any claim arising from any breach or default on Tenant’s part under the terms of this Lease, or from any act, omission, or negligence of Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all costs, attorneys’ fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon.  Tenant assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than Landlord’s negligence.    Tenant waives all claims with respect thereof against Landlord.  Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.  Landlord shall indemnify and hold harmless Tenant against and from any and all claims arising from Landlord’s gross negligence or willful misconduct.  Notwithstanding anything to the contrary contained in this lease, in no event (i) shall Tenant or Landlord be liable for punitive, speculative or consequential damages or (ii)

shall Tenant be liable for compliance with laws regarding any condition existing at the Premises as of the date hereof (unless the need for such compliance is due to alterations made by Tenant).

15.          LIMITED LIABILITY.

Landlord shall not be liable for any loss or damage resulting from:  (a) fire, explosion, falling plaster, steam, gas, electricity, water or rain; (b) the pipes, appliances or plumbing works in the building; (c) the roof, street, subsurface; (d) any variation or interruption of utility services; (e) theft or other criminal acts of third parties; or (f) any other cause whatsoever; unless due to the negligence of Landlord.

16.          RIGHT OF ENTRY OF LANDLORD.

The Tenant shall permit entry into and inspection of the Premises during reasonable business hours by the Landlord or by the Landlord’s agents or representatives or prospective lenders or purchasers for the purpose of ascertaining the condition of the Premises and in order that the Landlord may perform such maintenance or make such repairs as the Landlord may deem necessary pursuant to Section 11(d) hereof.  Ninety days prior to the expiration of the term hereof, Landlord may show the Premises to prospective tenants.  Landlord shall not, however, unnecessarily interfere with the use of the Premises by the Tenant.

17.          ASSIGNMENT AND SUBLETTING.

Neither this Lease nor any interest herein may be assigned by the Tenant voluntarily, involuntarily or by operation of law, and neither all nor any part of the Premises shall be sublet by the Tenant without consent of the Landlord which consent shall not be unreasonably withheld and shall be approved or disapproved within ten (10) business days.  A merger, consolidation, sale of substantially all of the assets, and sale of all or substantially all of the stock of Tenant shall constitute an assignment of this Lease for the purposes of this section.  Any consent to assignment or subletting given by Landlord shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.  Notwithstanding any assignment or sublease hereof, Tenant shall remain fully liable by this Lease and shall not be released from performing its terms, covenants and conditions.  All subleases or assignments shall be in writing and a copy thereof provided to Landlord within (10) days of its effective date.  All subleases shall further contain an express provision that in the event of any default by Tenant under this Lease and upon notice thereof to the subtenant from Landlord, all rentals payable by the subtenant shall be paid directly to Landlord, for the Tenant’s account, until subsequent notice from Landlord that such default has been cured.  Notwithstanding the foregoing, receipt by Landlord of Rent directly from the subtenant shall not be considered a waiver of the default on the part of Tenant, nor an acceptance of such subtenant.

18.          DAMAGE BY CASUALTY.

(a)           Subject to Sections 18(b), (c) and (d), in the event the Premises are damaged by fire or other casualty, Landlord shall repair such damage.  This Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement of Base Rent based upon the extent to which the Premises are not usable.  If the damage is due to the fault or neglect of Tenant or its employees, agents, invitees, assignees or subtenants, there shall be no abatement of Rent.  If more than fifty percent of the Premises are damaged and unusable, without any fault or neglect of Tenant, then Tenant shall have the option to terminate the lease.

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(b)           If the Premises are totally damaged or so damaged that Landlord shall decide to demolish the building on the Premises, then Landlord or Tenant may elect to terminate the Lease by written notice to the other party given within ninety (90) days following such fire or other casualty.

(c)           In case of any damage mentioned in this Section 18, Tenant may cancel this Lease by written notice to Landlord if Landlord has not completed the making of the required repairs within six (6) months from the date of damage, which period shall be extended by the number of days lost in the event of labor strikes, acts of God, or any other similar causes beyond the control of Landlord; provided, however, that such notice be given to Landlord within thirty (30) days of the expiration of said six (6) month period and prior to substantial completion of the required repairs.

(d)           In case the Premises shall be substantially damaged during the last year of the Lease term, then either Landlord or Tenant may cancel the Lease upon written notice to the other party given within forty-five (45) days after such damage.

(e)           Landlord shall not be required to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property of Tenant.

19.          EMINENT DOMAIN.

In the event the Premises, or any part thereof, be taken under power of eminent domain by any public or quasi-public authority, the rights and duties of the parties hereto with respect to this Lease and to the aggregate award for such taking shall be as follows:

(a)           If the entire Premises be taken, this Lease shall terminate and expire as of the date of such taking, and Tenant thereupon shall be released from any liability thereafter accruing hereunder, and the award shall be received by Landlord.

(b)           If only part of the Premises be taken and a part remaining be of such shape or size as to prevent its being reasonably used by Tenant for the purpose to which the Premises were put at the time of such taking, this Lease shall terminate with the same effect as the total taking, and the award shall be received by Landlord only.

(c)           If only part of the Premises be taken and the part remaining be of such shape or size as to permit its being reasonably used by Tenant for the purpose to which the Premises were put at the time of such taking, this Lease shall continue in full force and effect as to the said remaining portion, but the rental shall be reduced equitably and the award shall be received by Landlord only.

20.          SUBORDINATION.

This Lease is subordinate to any mortgage or deed of trust now or hereafter placed on the Premises and to any renewal, modification, consolidation, replacement or extension of such mortgage or deed of trust.  This clause shall be self-operative, and no further instrument of subordination shall be required.  Within five (5) days after written request by Landlord, Tenant shall execute any documents which may be desirable to confirm the subordination of this Lease.  Landlord is hereby irrevocably appointed agent and Attorney-In-Fact of Tenant to execute all such instruments within fifteen (15) days after notice from Landlord demanding the execution thereof.

21.          ESTOPPEL STATEMENT.

Tenant shall within five (5) business days of request, execute, acknowledge and deliver to Landlord a statement in writing:  (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect); (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed; (c) setting forth the date of commencement and expiration of the term hereof; and (d) such other matters requested by Landlord.  Any such statement may be relied upon by Landlord and any prospective purchaser or encumbrancer of The Premises.  In the event that such statement is not so delivered by Tenant as required herein, Landlord shall have the right to deliver such statement on behalf of Tenant, and Tenant designates the Landlord as its Attorney-In-Fact in providing such statement.

22.          DEFAULT BY TENANT.

(a)           Event of Default Defined.  The following events (herein referred to as an “Event of Default”) shall constitute a default by Tenant hereunder:

(i)            Tenant shall default in the due and punctual payment of the Base Rent or any Additional Rent payable hereunder, and such default shall continue for ten (10) days after receipt of written notice from Landlord; or

(ii)           Tenant shall neglect or fail to perform or observe any of the covenants herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after Landlord shall have given to Tenant written notice specifying such neglect or failure (or within such additional period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within said thirty (30) day period); or

(iii)          This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof; or

(iv)          Tenant vacates or abandons the Premises or permits the same to remain vacant or unoccupied for a period of ten (10) continuous business days and discontinues paying rent, then, in any such event, after written notice has been received by Tenant from Landlord, Tenant will have ten (10) days to remedy such default, otherwise Landlord shall have the right at its election, or at any time thereafter, and while such event of default shall continue, to pursue its remedies as set forth in Subsection (b) below.

(b)           Remedies.  In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, elect to pursue one or more of the following remedies:

(i)            In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, re-enter and take possession of the Premises or any part thereof and repossess the same as Landlord’s former estate without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions.  Should Landlord elect to re-enter the Premises as provided in this subparagraph (i) or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, re-let the Premises or any part thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the rents therefor.  No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

(ii)           In the event that Landlord does not elect to terminate this Lease as permitted in subparagraph (i) hereof, but on the contrary, elects to take possession as provided in subparagraph (i), Tenant shall pay to Landlord:  (a) the Rent (including Base Rent and Additional Rent) and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (b) the net proceeds, if any of any reletting of the Premises after deducting all Landlord’s expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting.

(iii)          In the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the bases of a lessee paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of eight percent (8%) per annum.  Alternatively, at Landlord’s option, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent (including Base Rent and Additional Rent) and other sums arising under the Lease from the balance of the term had the Lease not been terminated, less the net proceeds, if any, from any subsequent reletting, after deducting all expenses associated therewith and enumerated above.  Landlord shall be entitled to receipt of such amounts from Tenant monthly on the days on which such sums would have otherwise been payable.

23.          HAZARDOUS MATERIALS AND ENVIRONMENTAL CONSIDERATIONS.

(a)           Tenant covenants and agrees that Tenant and its agents, employees, contractors and invitees shall comply with all Hazardous Materials Laws (as hereinafter defined). Without limiting the foregoing, Tenant covenants and agrees that it will not use, generate, store or dispose of, nor permit the use, generation, storage or disposal of Hazardous Materials (as hereinafter defined) on, under or about the Premises, nor will it transport or permit the transportation of Hazardous Materials to or from the Premises, except in full compliance with any applicable Hazardous Materials Laws. Any Hazardous Materials located on the Premises shall be handled in an appropriately controlled environment which shall include the use of such equipment (at Tenant’s expense) as is necessary to meet or exceed standards imposed by any Hazardous Materials Laws. Upon breach of any covenant contained herein, Tenant shall, at Tenant’s sole expense, cure such breach by taking all action prescribed by any applicable Hazardous Materials Laws or by any governmental authority with jurisdiction over such matters.

(b)           Tenant shall inform Landlord at any time of (1) any Hazardous Materials it intends to use, generate, handle, store or dispose of, on or about or transport from, the Premises and (ii) of Tenant’s discovery of any event or condition which constitutes a violation of any applicable Hazardous Materials Laws. Tenant shall provide to Landlord copies of all communications to or from any governmental authority or any other party relating to Hazardous Materials affecting the Premises.

(c)           Tenant shall indemnify and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses (including, without limitation, diminution on value of the Premises, damages for loss or restriction on use of all or part of the Premises, sums paid in settlement of claims, investigation of site conditions, or any cleanup, removal or restoration work required by any federal, state or local governmental agency, attorney’s fees, consultant fees and expert fees) which arise as a result of or in connection with any breach of the foregoing covenants or any other violation contained herein.  The foregoing covenants shall also accrue to the benefit of the employees, agents, officers, directors and/or partners of the Landlord.

(d)           Upon termination of this Lease and/or vacation of the Premises, Tenant shall properly remove all Hazardous Materials and shall provide to the Landlord an environmental audit report, prepared by a professional consultant satisfactory to Landlord and at

Tenant’s sole expense, certifying that the Premises have not been subjected to environmental harm caused by Tenant’s use and occupancy of the Premises; provided, however, Landlord reasonably believes that such a report is necessary. Landlord shall grant to Tenant and its agents or contractors such access to the Premises as is necessary to accomplish such removal and prepare such report.

(e)           “Hazardous Materials” shall mean (a) any chemical, material, substance or pollutant which poses a hazard to the Premises or to persons on or about the Premises or would cause a violation of or is regulated by any Hazardous Materials Law, and (b) any chemical, material or substance defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “regulated substances,” or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Sec 6991 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; Sec. 25-5-501 et seq. of the Colorado Revised Statutes.  “Hazardous Materials Laws” shall mean any federal, state or local laws, ordinances, rules, regulations, or policies (including, but not limited to, those laws specified above) relating to the environment, health and safety or the use, handling, transportation, production, disposal, discharge or storage of Hazardous Materials, or to industrial hygiene or the environmental conditions on, under or about the Premises. Said term shall be deemed to include all such laws as are now in effect or as hereafter amended and all other such laws as my hereafter be enacted or adopted during the term of this Lease.

(f)            All obligations of Tenant hereunder shall survive and continue after the expiration of this Lease or its earlier termination for any reason.

(g)           Tenant further covenants and agrees that it shall not install any storage tank (whether above or below the ground) on the Premises without obtaining the prior written consent of the Landlord, which consent may be conditioned upon further requirements imposed by Landlord with respect to, among other things, compliance by Tenant with any applicable laws, rules, regulations or ordinances and safety measures or financial responsibility requirements.

24.          RULES AND REGULATIONS.

Tenant shall comply with such reasonable rules and regulations concerning the Premises that Landlord may establish from time to time.

25.          NOTICE.

All notices shall be in writing, delivered personally or mailed postage prepaid, certified or registered mail, return receipt requested, to the addresses set forth in Section 1 hereof, or to such other place as either party may designate by notice.

26.                                 RIGHT OF FIRST REFUSAL

Tenant shall have a right of first refusal to lease portions of the first floor of the Building which are contiguous with the common areas (the “Option Space”).   If Landlord receives an offer to lease the Option Space which is acceptable to Landlord (“Offer”), Landlord shall give written notice of the Offer (“Notice”) to Tenant.  Tenant shall be given until 5:00 p.m. on the tenth business day after Tenant’s receipt of the Notice to exercise Tenant’s right of first refusal by delivery to Landlord of a written notice of Tenant’s exercise of its right of first refusal.  If Tenant exercises its right of first refusal, the terms of the Offer shall apply to the Option Space except that the lease on the Option Space shall terminate on the same date on which this Lease terminates.  If Tenant fails to deliver the notice of Tenant’s exercise of its right of first refusal within the designated time period, Tenant shall be deemed to have waived its right of first refusal and Tenant’s right of first refusal shall terminate for future Offers.  Tenant shall be allowed to exercise its right of first refusal only if there has been no Event of Default by Tenant at any time prior to Tenant’s delivery of Tenant’s notice of exercise of right of first refusal.

27.          GENERAL PROVISIONS.

(a)           The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach.  The acceptance of Rent shall not be deemed to be a waiver of any default by Tenant.

(b)           The headings to the sections of this Lease shall have no effect upon the construction or interpretation of any part hereof.

(c)           Time is of the essence.

(d)           The covenants and conditions herein contained bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

(e)           Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of Landlord.

(f)            Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

(g)           If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation.  If Tenant is a partnership or joint venture, each individual executing this Lease on behalf of such partnership or joint venture represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the partnership or joint venture, and that this Lease is binding on the partnership or joint venture.

(h)           No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

(i)            This Lease shall be governed by the laws of the State of Colorado.

(j)            In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover court costs and attorneys’ fees.  In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, to the extent that Tenant does not contest the enforcement effort and thus no action or proceeding is brought, Tenant agrees to pay all attorneys’ fees and court costs reasonably incurred by Landlord.

(k)           In the event of any sale or transfer of the Premises by Landlord, Landlord shall be relieved of all liability hereunder provided the purchaser or transferee has assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

(l)            This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

(m)          This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

(n)           Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way effect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

(o)           Landlord may request financial statements from Tenant as required by mortgagees or potential mortgagees of the Building and Tenant shall provide financial statements to Landlord within fifteen (15) business days of request.  Financial statements shall consist of a balance sheet, statement of operations and cashflow statement for the most recent quarter-end period.  Financial statement footnotes shall not be required.

(p)           The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in The Premises, or an agreement to lease.  This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

TENANT:		LANDLORD:
N30 Pharmaceuticals, LLC		Aweida Properties, Inc.

By:	/s/ Charles Scoggin	By:	/s/ Daniel J. Aweida
	Charles Scoggin		Daniel J. Aweida, President

Title: Chief Executive Officer